Exhibit 10.35

AMENDED AND RESTATED CONSOLIDATED PROMISSORY NOTE SECURED BY
DEED OF TRUST

$75,402,559	August 28, 1998

          For value received, BUTERA PROPERTIES, LLC, a Delaware limited liability company, BUTERA PROPERTIES II, LLC, a Maryland limited liability company, BUTERA GATEWAY CENTER, LLC, a Maryland limited liability company, BUTERA GIRARD PLACE, LLC, a Maryland limited liability company, BUTERA GIRARD BUSINESS CENTER, LLC, a Maryland limited liability company, BUTERA GOLDENROD LANE, LLC, a Maryland limited liability company THIRTY WEST LLLP a Maryland limited liability limited partnership, TRB, INC., a Colorado corporation, and WOODSTONE ASSOC., a Colorado general partnership (hereinafter referred to as “Maker”), jointly and severally promise to pay to the order of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company (“Lender” and also sometimes “Payee”), having its principal office at 11 Madison Avenue, New York, New York 10010, or at such place as the holder hereof may from time to time designate in writing, the principal sum of SEVENTY-FIVE MILLION FOUR HUNDRED TWO THOUSAND FIVE HUNDRED FIFTY-NINE DOLLARS ($75,402,559), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

A.	A payment of interest only on the date hereof with respect to the interest accrual period from the date hereof to and including September 10 1998;

B.	A constant payment of $487,056.38 (such amount hereinafter the “Consolidated Monthly Payment Amount”), on the eleventh day of October, 1998 and on the eleventh day of each calendar month thereafter up to and including the eleventh day of September, 2028; (each a “Payment Date”); each of such payments to be applied (a) to the payment of interest computed at the Initial Term Interest Rate (as hereinafter defined); and (b) the balance applied toward the reduction of the principal sum;

and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh day of September, 2028 (the “Maturity Date”). Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed and a three-hundred-sixty (360) day year. The constant payment required hereunder is based on an amortization schedule of three-hundred-sixty (360) months. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods if the eleventh (llth) day of a given month is not a Business Day (as hereinafter defined), then amounts due on the Payment Date for such month shall be due on the next succeeding Business Day. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

          1.   As used in this Note:

          (a) The term “Annual Budget” shall mean an annual budget submitted by Maker to Payee in accordance with the terms of paragraph 8(b) herein.

          (b) The term “Anticipated Repayment Date” shall mean September 11, 2008.

          (c) The term “Applicable Interest Rate” shall mean from (i) the date of this Note through but not including the Anticipated Repayment Date, the Initial Term Interest Rate, and (ii) from and after the Anticipated Repayment Date through and including the date this Note is paid in full, the Extended Term Rate.

          (d) The term “Approved Annual Budget” shall mean each Annual Budget approved by Payee in accordance with terms herein.

          (e) The term “Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which commercial banks in New York City are not open for general banking business.

          (f) The term “Capital Expenditures” shall mean for any period, the amount expended for items capitalized under generally accepted accounting principles including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

          (g) The term “Cash Expenses” shall mean, collectively, the Consolidated Cash Expenses and the Wedgewood Cash Expenses.

          (h) The term “Cash Management Agreement” shall have the meaning assigned to such term in the Deeds of Trust.

          (i) The term “Consolidated Cash Expenses” shall mean for any period, the operating expenses for the Consolidated Trust Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker minus payments into the Tax and Insurance Impound Fund and the Replacement Escrow Fund pursuant to the Consolidated Deed of Trust.

          (j) The term “Consolidated Deed of Trust” shall mean the Amended, Restated and Consolidated Deed of Trust and Security Agreement of even date herewith in the amount of this Note and the Wedgewood Note, given by Maker for the use and benefit of Payee covering the fee estate of Maker in certain premises as more particularly described therein.

          (k) The term “Consolidated Debt” shall mean, collectively, the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Consolidated Loan Documents.

          (1) The term “Consolidated Loan” shall mean that certain loan in the principal amount of this Note made by Payee to Maker contemporaneously herewith.

          (m) The term “Consolidated Loan Documents” shall mean collectively this Note, the Consolidated Deed of Trust, the Wedgewood Deed of Trust and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Consolidated Loan or otherwise executed and/or delivered in connection with this Note and the Consolidated Loan.

          (n) The term “Consolidated Trust Property” shall mean the property covered by the Consolidated Deed of Trust.

          (o) The term “Debt” shall mean, collectively, the Consolidated Debt and the Wedgewood Debt.

          (p) The term “Deeds of Trust” shall mean, collectively, the Consolidated Deed of Trust and the Wedgewood Deed of Trust.

          (q) The term “Default Rate” shall mean, a rate per annum which equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

          (r) The term “Defeasance Option” shall mean the right and option of Maker to release the Trust Property (as defined in each Deed of Trust) from the lien of such Deed of Trust in accordance with the provisions set forth in Section 4.37 of each Deed of Trust.

          (s) The term “Extended Term Rate” shall mean a rate per annum equal to (i) a rate per annum equal to the greater of (A) the Initial Term Interest Rate plus five (5) percentage points or (B) the Treasury Rate plus five (5) percentage points, or (ii) for so long as this Note is an asset of the trust, partnership, corporation or other entity formed in connection with a Securitization (as defined in the Consolidated Deed of Trust) pursuant to which securities rated by any Rating Agency (as defined in the Consolidated Deed of Trust) have been issued, a rate per annum equal to the Initial Term Interest Rate plus two (2) percentage points.

          (t) The term “Excess Cash Flow” shall mean, for any period, the sum (determined in accordance with generally accepted accounting principles, consistently applied) of (i) net operating income (calculated as all income derived from the operation of the Trust Property after payment of taxes and expenses), plus (ii) depreciation and amortization (to the extent deducted in determining net operating income) for such period, plus (iii) disbursements from the Tax and Insurance Impound Fund, the Replacement Escrow Fund, the Leasing

Escrow Fund or any other escrows or reserves approved by Payee or provided for under the Loan Documents, but only to the extent disbursed by Maker and not applied to the payment of, or reimbursement for, taxes, insurance and other amounts for which such reserves were set aside, minus (iv) actual payments of the regularly scheduled principal and interest payments (calculated at the Applicable Interest Rate, or at the Default Rate, if applicable) due and payable in accordance with this Note and the Wedgewood Note during an applicable period, minus (v) actual Capital Expenditures in excess of payments from the Replacement Escrow Fund, the Leasing Escrow Fund and funding of reserves for working capital and Extraordinary Expenses as approved by Lender in its sole discretion, and minus (vi) payments into the Replacement Escrow Fund, the Tax and Insurance Impound Fund, the Leasing Escrow Fund and other reserves required under the Loan Documents.

          (u) The term “Extraordinary Expense” shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Replacement Escrow Fund.

          (v) The term “Initial Term Interest Rate” shall mean a rate of Six and 71/100 percent (6.71%) per annum.

          (w) The term “Loan Documents” means, collectively, the Consolidated Loan Documents and the Wedgewood Loan Documents.

          (x) The term “Mezzanine Borrowers” shall mean Butera Equity, LLC and Kimmel Equity, LLC.

          (y) The term “Mezzanine Cash Collateral Account” shall mean the account described in Section 3(b)(vi) of the Cash Management Agreement.

          (z) The term “Mezzanine Loan” shall mean the loan in the principal amount of $8,798,160 from the Payee to the Mezzanine Borrowers, and evidenced by the Mezzanine Note.

          (aa) The term “Mezzanine Monthly Principal Payments” shall mean all monthly principal payments required to be made under the Mezzanine Note.

          (bb) The term “Net Capital Expenditures” shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

          (cc) The term “Sale” shall have the meaning given such term in the Deeds of Trust.

          (dd) The terms “Tax and Insurance Impound Fund”, “Leasing Escrow Fund” and “Replacement Escrow Fund” shall have the meanings given such terms in the Consolidated Deed of Trust and the Wedgewood Deed of Trust, respectively.

          (ee) The term “Treasury Rate” shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Anticipated Repayment Date to the Maturity Date, as determined by Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Payee.

          (ff) The term “Trust Property” shall mean, collectively, the Consolidated Trust Property and the Wedgewood Trust Property.

          (gg) The term “Wedgewood Cash Expenses” shall mean for any period, the operating expenses for the Wedgewood Trust Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by the Wedgewood Owner minus payments into the Tax and Insurance Impound, Leasing Escrow Fund and the Replacement Escrow Fund.

          (hh) The term “Wedgewood Debt” shall mean, collectively, the whole of the principal sum of the Wedgewood Note, together with all interest accrued and unpaid thereon and all other sums due under the Wedgwood Loan Documents.

          (ii) The term “Wedgewood Deed of Trust” shall mean that certain Amended and Restated Deed of Trust and Security Agreement of even date herewith in the amount of this Note and the Wedgewood Note given by the Wedgewood Owner for the use and benefit of Payee covering the fee estate of the Wedgewood Owner in certain premises as more particularly described therein.

          (jj) The term “Wedgewood Loan” shall mean that certain loan in the principal amount of the Wedgewood Note made by Payee to Maker contemporaneously herewith.

          (kk) The term “Wedgewood Loan Documents” shall mean collectively the Wedgewood Note, the Consolidated Deed of Trust, the Wedgewood Deed of Trust and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Wedgewood Loan or otherwise executed and/or delivered in connection with the Wedgewood Note and the Wedgewood Loan.

          (11) The term “Wedgewood Monthly Payment Amount” shall mean the Monthly Payment Amount specified under the Wedgewood Note.

          (mm) The term “Wedgewood Note” shall mean the Promissory Note Secured by Deed of Trust of even date herewith from the Wedgewood Owner to the Payee in the principal amount of $7,597,441.

          (nn) The term “Wedgewood Trust Property” shall mean the property covered by the Wedgewood Deed of Trust.

          Notwithstanding the foregoing provisions of this paragraph 1, in the event that there is a Sale of the Wedgewood Property pursuant to Section 4.41 of the Deeds of Trust (resulting from a Securitization (as defined in the Deeds of Trust) of this Note that does not simultaneously include a Securitization of the Wedgewood Note), then (i) all references in this Note to the Wedgewood Note, the Wedgewood Loan, the Wedgewood Debt, the Wedgewood Cash Expenses, the Wedgewood Deed of Trust, the Wedgewood Loan Documents, the Wedgewood Monthly Payment Amount, the Wedgewood Note and the Wedgewood Trust Property shall be of no further force and effect.

          2. This Note is evidence of the Consolidated Loan and of the obligation of the Maker to repay the Consolidated Loan in accordance with the terms hereof. The proceeds hereof are being used by the Maker (i) to refinance certain outstanding notes made by one or more Maker entities and held by Payee (the “Original Notes”), and (ii) to provide purchase money financing for the acquisition of certain real estate by one or more Maker entities. This Note is being executed and delivered (A) to amend and restate certain of the Original Notes, (B) to provide for an increase in the total outstanding indebtedness of Maker, and (C) to consolidate all of the Original Notes and such additional indebtedness. This Note is secured inter alia by (a) the Consolidated Deed of Trust, (b) the Wedgewood Deed of Trust (but only until the earlier to occur of repayment in full of this Note or any Sale of the Wedgewood Trust Property pursuant to Section 4.41(d) of the Deeds of Trust), and (c) the other Consolidated Loan Documents.

          3. If any sum payable under this Note is not paid on or before the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. If the day when any payment required under this Note is due is not a Business Day, then payment shall be due on the first Business Day thereafter.

          4. The Consolidated Debt, or any portion thereof, shall without notice become immediately due and payable at the option of Payee upon the happening of any Event of Default (as defined in the Deeds of Trust). In the event that it should become necessary to employ counsel to collect or enforce the Consolidated Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including attorneys’ fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

          5. Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Consolidated Debt in full on the Maturity Date), Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum and any other amounts due at the Default Rate.

          6. Maker hereby agrees that upon the occurrence of an Event of Default Maker shall pay to Payee on the eleventh day of each month while such Event of Default continues, an aggregate amount equal to the Excess Cash Flow for the prior month, such Excess Cash Flow to be applied by Payee to the payment of the Debt in such order as Payee shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal and between this Note and the Wedgewood Note. Interest at the Default Rate and Excess Cash Flow shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. Interest at the Default Rate shall be added to the Debt and shall be secured by the Deeds of Trust. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default; the acceptance of any payment of Excess Cash Flow shall not be deemed to cure or constitute a waiver of any Event of Default; and Payee retains its rights under this Note to accelerate and to continue to demand payment of the Consolidated Debt upon the happening of any Event of Default despite any payment of Excess Cash Flow.

          7. This Note may not be prepaid prior to the Anticipated Repayment Date; provided, however, Maker shall have the right and option to release the Trust Property from the lien of the Deeds of Trust in accordance with the terms and provisions of the Defeasance Option. Notwithstanding the foregoing sentence, Maker shall have the privilege to prepay the entire principal balance of this Note and any other amounts outstanding on any Payment Date during the sixty (60) days preceding the Anticipated Repayment Date without payment of the Yield Maintenance Premium (as defined in the Deeds of Trust) or any other premium or penalty. Any prepayment prior to the Anticipated Repayment Date on a date other than a Payment Date shall, in any event, include interest through the following Payment Date. In addition, on the Anticipated Repayment Date or on any Payment Date thereafter, the Maker may, at its option and upon thirty (30) days prior written notice from Maker to Payee, prepay in whole or in part, in $100,000 increments only, the outstanding principal balance of this Note and any other amounts outstanding without payment of the Yield Maintenance Premium or any other premium or penalty. If prior to the Anticipated Repayment Date and following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Consolidated Debt at any time prior to a sale of the Trust Property, either through foreclosure or the exercise of the other remedies available to Payee under the Deeds of Trust, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Consolidated Debt, the Yield Maintenance Premium, if any, that would be required under the Defeasance Option. Notwithstanding the foregoing provisions, in the event of any Sale of the Wedgewood Property pursuant to the provisions of Section 4.41(d) of the Deeds of Trust, the Wedgewood Deed of Trust shall no longer secure this Note and no fee or penalty shall be payable upon such Sale.

          8. During any Sweep Period (as defined in the Cash Management Agreement), Maker shall cause all Rents (as defined in the Deeds of Trust) to be deposited in the Clearing Account (as defined in the Cash Management Agreement).

          (a) On each Business Day of each Collection Period (as defined in the Cash Management Agreement), all Rents deposited in the Cash Collateral Account (as defined in the Cash Management Agreement) shall be allocated in the following order of priority:

(i)	First, to fund the Tax and Insurance Impound Fund Account (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the amount required to be deposited in the Tax and Insurance Impound Fund on the related Payment Date in accordance with the terms and conditions of the Deeds of Trust;

(ii)	Second, to fund the Monthly Debt Service Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the Consolidated Monthly Payment Amount and the Wedgewood Monthly Payment Amount;

(iii)	Third, to fund the Monthly Debt Service Subaccount with any other amounts due to the Payee under the Loan Documents not otherwise addressed by this paragraph;

(iv)	Fourth, to fund the Replacement Reserve Escrow Fund Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the amount required to be deposited in the Replacement Reserve (as defined in each Deed of Trust) on the related Payment Date in accordance with the terms and conditions of the Deeds of Trust;

(v)	Fifth, to fund the Leasing Escrow Fund Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the amount required to be deposited in the Leasing Escrow Fund (as defined in each Deed of Trust) on the related Payment Date in accordance with the terms and conditions of the Deeds of Trust; and

(vi)	Sixth, to fund the Operating Expense Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the Cash Expenses, other than management fees payable to affiliates of Maker or the Wedgewood Owner (with the exception of management fees payable to Ross Management Co., manager of the individual Consolidated Trust Property known as Patrick Center, pursuant to a management agreement approved by Payee), for the month in which such Collection Period ends pursuant to the terms and conditions of the related Approved Annual Budget;

(vii)	Seventh, to fund the Operating Expense Subaccount with any Net Capital Expenditures for the month in which such Collection Period ends pursuant to the terms and conditions of the related Approved Annual Budget;

(viii)	Eighth, to fund the Operating Expense Subaccount with any Extraordinary Expenses approved by Payee for the for the month in which such Collection Period ends, if any; and

(ix)	Lastly, to fund the Mezzanine Cash Collateral Account.

          Nothing in this paragraph 8(a) shall limit, reduce or otherwise affect Maker’s obligations to pay the Consolidated Monthly Payment Amount, make payments to the Tax and Insurance Impound Fund, Leasing Escrow Fund, Replacement Escrow Fund due hereunder and pay other amounts due under the other Consolidated Loan Documents, whether or not Rents are available to make such payments.

          (b) For each fiscal year the Maker shall submit to the Payee for the Payee’s written approval an Annual Budget not later than sixty (60) days prior to the commencement of such fiscal year, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Trust Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Maker may reasonably determine. Payee shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen (15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall within three (3) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Payee. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall revise the same in accordance with the process described in this subparagraph until the Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this paragraph, then such proposed Annual Budget shall be deemed approved by Payee. Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

          9. In the event that the Maker does not pay the Debt in full prior to the Anticipated Repayment Date, the provisions of paragraph 8 as set forth above shall remain in full force and effect, and the following subparagraphs also shall apply:

          (a) From and after the Anticipated Repayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Extended Term Rate. Interest accrued at the Extended Term Rate and not paid pursuant to this paragraph 9 shall be deferred and added to the Consolidated Debt and shall earn interest at the Extended Term Rate to the extent permitted by applicable law (such accrued interest is hereinafter defined as “Accrued Interest”). All of the Consolidated Debt, including any Accrued Interest, shall be due and payable on the Maturity Date.

          (b) All Rents deposited in the Cash Collateral Account during each Collection Period shall be allocated to in the following order of priority, in each case to the extent sufficient funds remain therefor:

(i)	First, to fund the Tax and Insurance Impound Fund Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Tax and Insurance Impound Fund on the related Payment Date in accordance with the terms and conditions of the Deeds of Trust;

(ii)	Second, to fund the Monthly Debt Service Subaccount until the amount on deposit therein is equal to the Consolidated Monthly Payment Amount and the Wedgewood Monthly Payment Amount (to be applied first to the payment of interest computed at the Initial Term Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this Note and the Wedgewood Note, in such manner as the Lender in its sole discretion may determine);

(iii)	Third, to fund the Monthly Debt Service Subaccount with any other amounts due to the Payee under the Loan Documents not otherwise addressed by this paragraph;

(iv)	Fourth, to fund the Replacement Escrow Fund Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Replacement Escrow Fund on the related Payment Date in accordance with the terms and conditions of the Deeds of Trust;

(v)	Fifth, to fund the Leasing Escrow Fund Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Leasing Escrow Fund on the related Payment Date in accordance with the terms and conditions of the Deeds of Trust; and

(vi)	Sixth, to fund the Operating Expense Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the Cash Expenses, other than management fees payable to affiliates of Maker or the Wedgewood Owner, for the month in which such Collection Period ends pursuant to the terms and conditions of the related Approved Annual Budget;

(vii)	Seventh, to fund the Operating Expense Subaccount with any Net Capital Expenditures for the month in which such Collection Period ends pursuant to the terms and conditions of the related Approved Annual Budget;

(viii)	Eighth, to fund the Operating Expense Subaccount with any Extraordinary Expenses approved by Payee for the for the month in which such Collection Period ends, if any;

(ix)	Ninth, to fund the Monthly Debt Service Subaccount with any amount equal to the remaining principal balance of this Note and the Wedgewood Note, to be applied against the outstanding principal due under this Note and the Wedgewood Note until such principal amounts are paid in full;

(x)	Tenth, to fund the Monthly Debt Service Subaccount with any amount equal to any Accrued Interest hereunder and accrued interest under Paragraph 9 of the Wedgewood Note (the “Wedgewood Accrued Interest”), to be applied against the outstanding amount thereof until all such Accrued Interest and Wedgewood Accrued Interest has been repaid;

(xi)	Lastly, to pay to the Maker any excess amounts.

          (c) In the event that the Maker must incur an Extraordinary Expense, then the Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for the Payee’s approval, which approval may be granted or denied in the Payee’s sole discretion.

          (d) Nothing in this paragraph 9 shall limit, reduce or otherwise affect Maker’s obligations to make payments of the Consolidated Monthly Payment Amount, payments to the Tax and Insurance Impound Fund, the Replacement Escrow Fund, and Leasing Escrow Fund due hereunder and under the other Consolidated Loan Documents, whether or not Rents are available to make such payments.

          10. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph (and the similar paragraph contained in the Deeds of Trust) shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Consolidated Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee’s exercise of the option to accelerate the Maturity Date, or if any prepayment or the exercise of any Defeasance Option by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee’s express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Consolidated Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Consolidated Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Consolidated Debt until payment in full so that the rate or amount of interest on account of the Consolidated Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Consolidated Debt for so long as the Consolidated Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Consolidated Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

          11. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

          12. Maker and all others who may become liable for the payment of all or any part of the Consolidated Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Consolidated Debt or any person liable for payment of the Consolidated Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Consolidated Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Consolidated Loan Documents for the payment of all or any part of the Consolidated Debt.

          13. Subject to the qualifications below, Payee shall not enforce the liability and obligation of Maker or its constituent members, partners, shareholders, directors, employees or agents to perform and observe the obligations contained in this Note, the Deeds of Trust or the other Loan Documents by any legal, equitable or other action or proceeding wherein a judgment shall be sought against Maker or its constituent members, partners, shareholders, directors, employees or agents, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon its interest under this Note, the Deeds of Trust and the other Consolidated Loan Documents, or in the Trust Property, the Rents, or any other collateral given to Payee pursuant to the Consolidated Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker’s interest in the Trust Property, in the Rents and in any other collateral given to Payee, and Payee, by accepting this Note, the Deeds of Trust and the other Consolidated Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding under or by reason of or under or in connection with this Note, the Deeds of Trust or the other Consolidated Loan Documents. The provisions of this paragraph shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Consolidated Loan Documents; (b) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Deeds of Trust or the Wedgewood Owner as a party defendant in any action or suit for foreclosure and sale under the Wedgewood Deed of Trust; (c) affect the validity or enforceability of or any guaranty made in connection with the Consolidated Loan or any of the rights and remedies of the Payee thereunder; (d) impair the right of Payee to obtain the appointment of a receiver; (e) constitute a waiver of the right of Payee to enforce the liability and obligation of Maker, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Payee (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)	fraud or intentional misrepresentation by Maker or any guarantor in connection with the Consolidated Loan;

(ii)	the gross negligence or willful misconduct of Maker;

(iii)	physical waste of the Trust Property;

(iv)	the breach of any representation, warranty, covenant or indemnification provision in those certain Environmental and Hazardous Substance Indemnification Agreements of even date herewith given by Maker and the Wedgewood Owner to Payee or in the Deeds of Trust concerning environmental laws, hazardous substances or asbestos (provided, however, that only the Maker and the Wedgewood Owner, and not any of their constituent members, partners, shareholders, directors, employees or agents, shall have any liability for environmental matters)

(v)	the removal or disposal of any portion of the Trust Property after an Event of Default;

(vi)	the misapplication or conversion by Maker of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Trust Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Trust Property, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

(vii)	failure to pay charges for labor or materials or taxes or other charges that can create liens on any portion of the Trust Property; and

(viii)	any security deposits collected with respect to the Trust Property which are not delivered to Payee upon a foreclosure of the Trust Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Deeds of Trust) prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or action in lieu thereof.

Notwithstanding anything to the contrary in this Note or any of the Loan Documents, (A) Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1lll(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Consolidated Debt secured by the Deeds of Trust or to require that all collateral shall continue to secure all of the Consolidated Debt owing to Payee in accordance with the Consolidated Loan Documents, and (B) the Consolidated Debt shall be fully recourse to Maker in the event that: (i) the first full monthly payment of principal and interest under this Note is not paid when due; (ii) Maker fails to maintain its status as a single purpose entity, as required by, and in accordance with the terms and provisions of, the Deeds of Trust; (iii) Maker fails to obtain Payee’s prior written consent to any subordinate financing or other voluntary lien encumbering the Trust Property; (iv) Maker fails to obtain Payee’s prior written consent to any assignment, transfer, or conveyance of the Trust Property or any interest therein as required by the Deeds of Trust, or (v) a receiver, liquidator or trustee of Maker or of any guarantor shall be appointed or if Maker or any guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, Maker or any guarantor or if any proceeding for the dissolution or liquidation of Maker or of any guarantor shall be instituted by Maker or any guarantor. In no event shall Sidney Kimmel be liable for the above recourse exceptions.

          14. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Deeds of Trust and the other Consolidated Loan Documents and that this Note, the Deeds of Trust and the other Consolidated Loan Documents constitute valid and binding obligations of Maker.

          15. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Deeds of Trust directed to the parties at their respective addresses as provided therein.

          16. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

          17. This Note shall be governed by and construed in accordance with the laws of the State of Maryland and the applicable laws of the United States of America.

Maker has duly executed this Note the day and year first above written.

MAKER:
BUTERA PROPERTIES, LLC,
a Delaware limited liability company

By:	Butera Equity LLC,
a Delaware Limited liability company,
Manager

By:	/s/ T. Richard Butera

T. Richard Butera,
Manager

BUTERA PROPERTIES II, LLC,
a Maryland limited liability company

By:	Butera Equity, LLC,
a Delaware limited liability company,
Manager

By:	Butera Equity, Inc,.
a Delware corporation,

By:	/s/ T. Richard Butera

T. Richard Butera,
Manager

TRB, INC,
a Colorado corporation

By:	/s/ T. Richard Butera

T. Richard Butera,
President

WOODSTONE ASSOC.,
a Colorado general partnership

By:	Butera Equity, LLC,
a Delaware limited liability company,
Manager

	By:	/s/ T. Richard Butera

T. Richard Butera,
Manager

THIRTY WEST LLLP,
a Maryland limited liability limited
partnership

By:	/s/ G. Stephen Ross

G. Stephen Ross,
General Partner

BUTERA GATEWAY CENTER, LLC,
a Maryland limited liability company

By:	Butera Equity, LLC,
a Delaware limited liability company,
Manager

	By:	/s/ T. Richard Butera

T. Richard Butera,
Manager

BUTERA GIRARD PLACE, LLC,
a Maryland limited liability company

By:	Butera Equity, LLC,
a Delaware limited liability company,
Manager

	By:	/s/ T. Richard Butera

T. Richard Butera,
Manager

BUTERA GIRARD BUSINESS CENTER,
LLC, a Maryland limited liability company

By:	Butera Equity, LLC,
a Delaware limited liability company,
Manager

	By:	/s/ T. Richard Butera

T. Richard Butera,
Manager

BUTERA GOLDENROD LANE, LLC,
a Maryland limited liability company

By:	Butera Equity, LLC,
a Delaware limited liability company,
Manager

	By:	/s/ T. Richard Butera

T. Richard Butera,
Manager

Pay to the order of ______________,
without recourse.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
a Delaware limited liability company

By:

Name:
Title: